UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.03.    Material Modifications to Rights of Security Holders

Effective June 12, 2007, Raser Technologies, Inc., a Utah corporation (Raser Utah) completed its reincorporation in the State of Delaware (the Reincorporation) by merging with and into its wholly-owned subsidiary, Raser Technologies, Inc., a Delaware corporation (Raser Delaware). The Reincorporation was effected pursuant to an Agreement and Plan of Merger, dated April 17, 2007 (the Merger Agreement), between Raser Utah and Raser Delaware. The Board of Directors and shareholders of Raser Utah approved the Reincorporation and the Merger Agreement at the annual shareholders meeting held on June 1, 2007.

Pursuant to the terms of the Merger Agreement, (i) Raser Utah merged with and into Raser Delaware, with Raser Delaware being the surviving corporation; (ii) Raser Delaware succeeded to the ownership of all of Raser Utah assets, has the rights, powers and privileges and assumed all of the obligations of Raser Utah; (iii) Raser Utah existing Board of Directors and officers became the Board of Directors and officers of Raser Delaware; (iv) the Certificate of Incorporation and Bylaws of Raser Delaware govern the surviving corporation; and (v) Raser Delaware will use the same business, principal executive offices and principal facilities as previously used by Raser Utah.

As a result of the Reincorporation, (i) each outstanding share of Raser Utah common stock was automatically converted into one share of Raser Delaware common stock and (ii) all options and other rights to acquire Raser Utah common stock outstanding immediately before the Reincorporation were also automatically converted into options and rights to acquire the same number of shares of Raser Delaware common stock, with the same terms and conditions. Upon the Reincorporation, each outstanding certificate representing shares of Raser Utah common stock is deemed, without any action by the shareholder, to represent the same number of shares of Raser Delaware common stock. Shareholders do not need to exchange their stock certificates as a result of the Reincorporation.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the Exchange Act), the shares of common stock of Raser Delaware are deemed to be registered under Section 12(b) of the Exchange Act and the shares of common stock of Raser Delaware will continue to be listed on the NYSE Arca under the symbol (RZ).

Prior to June 12, 2007, Raser Utah corporate affairs were governed by the corporate law of Utah. The rights of Raser Utah shareholders were subject to its Articles of Incorporation and its Bylaws. As a result of the Reincorporation, holders of Raser Utah common stock are now holders of Raser Delaware common stock, and their rights as holders are governed by the General Corporation Law of Delaware and the Certificate of Incorporation and Bylaws of Raser Delaware. For a description of the differences between the rights of holders of Raser Utah common stock and Raser Delaware common stock, see Raser Utah Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2007, which description is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                  Description
3.1                 Certificate of Incorporation of Raser Delaware
3.2                Bylaws of Raser Delaware

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Certificate of Incorporation
EX-3.2	Bylaws of Incorporaton of Raser Delaware